Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(47,746,253)
Realized Gain (Loss) on Swap Contracts	(10,318,171)
Unrealized Gain (Loss) on Market Value of Commodity Futures	17,135,117
Unrealized Gain (Loss) on Fair Value of Swap Contracts	79
Dividend Income	835,339
Interest Income	407,714
ETF Transaction Fees	10,150
Total Income (Loss)	$(39,676,025)

Expenses
General Partner Management Fees	$228,988
Professional Fees	103,828
Brokerage Commissions	106,273
Directors' Fees and Insurance	12,988
License Fees	5,725
Total Expenses	$457,802
Net Income (Loss)	$(40,133,827)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/26	$443,841,134
Additions (15,800,000 Shares)	168,410,161
Withdrawals (2,700,000 Shares)	(29,454,461)
Net Income (Loss)	(40,133,827)

Net Asset Value End of Month	$542,663,007
Net Asset Value Per Share (51,046,103 Shares)	$10.63

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596